Exhibit 99.3

                         OAKWOOD ACCEPTANCE CORPORATION
                          ANNUAL OFFICER'S CERTIFICATE

                        OAKWOOD MORTGAGE INVESTORS, INC.
                  SENIOR/SUBORDINATED PASS-THROUGH CERTIFICATES
                                  SERIES 1999-B

Pursuant to Section 3.13(a) of the Standard Terms to Pooling and Servicing Agreement (July 1998 Edition) which is incorporated in the Pooling and Servicing Agreement dated July 1, 1999 among Oakwood Mortgage Investors, Inc., Oakwood Acceptance Corporation (the "Servicer") and Chase Manhattan Trust Co., the undersigned officer of the Servicer hereby certifies that a review of the activities of the Servicer during the period October 1, 1998 through September 30, 1999 and of its performance under the Pooling and Servicing Agreement has been made under his supervision and to the best of his knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement through such period.



By:  /s/ Douglas R. Muir
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Name:  Douglas R. Muir
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Title:     Vice President
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Date:   September 30, 1999
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